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                                                                       EXHIBIT 5

July 9, 1998




Hariston Corporation
Suite 1555, 1500 West Georgia Street,
Vancouver, British Columbia  V6G 2Z6

         Re:     Hariston Corporation

Dear Sirs:

At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") which we understand has been filed by Hariston Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering an aggregate of 600,000 common shares in the capital of the Company issuable pursuant to the 1998 Hariston Corporation Stock Option Plan (the "Plan").

In this regard and for the purpose of the opinions expressed herein, we have also examined a copy of the Plan, the constating documents of the Company and such corporate records, certificates of public officials and governmental bodies and authorities, certificates of officers or representatives of the Company and other documents, and have made such investigations and searches and considered such matters of law, as we believe necessary and relevant to enable us to give, and as the basis for, the opinion expressed herein. We have, without making any independent investigation, assumed the conformity to originals of telecopied, certified and photographically reproduced documents which we have examined, and the authenticity of all signatures on documents that have been examined by us.

We express no opinion as to laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein and we have assumed that there is nothing in any other law that affects our opinions expressed herein.

Based upon the foregoing, we are of the opinion that the 600,000 common shares included in the Registration Statement to be sold by the Company, when paid for, issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not agree that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.




Yours very truly,

/s/ LAWSON, LUNDELL, LAWSON & McINTOSH
LAWSON, LUNDELL, LAWSON & McINTOSH